UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Common Stock

On September 25, 2018, CenterPoint Energy, Inc. (“CenterPoint Energy”) entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”), among CenterPoint Energy and the several Underwriters named in Schedule I to the Underwriting Agreement (the “Common Stock Underwriters”), relating to the underwritten public offering (the “Common Stock Offering”) of 60,550,259 shares of CenterPoint Energy’s common stock, par value $0.01 per share (“Common Stock”). The Common Stock Offering is being made pursuant to Post-Effective Amendment No. 1 to CenterPoint Energy’s registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-215833). CenterPoint Energy granted the Common Stock Underwriters a 30-day option to purchase up to 9,082,568 additional shares of Common Stock (the “Common Stock Option”), at the public offering price, less the underwriting discount. On September 28, 2018, the Common Stock Underwriters exercised in full the Common Stock Option. The foregoing description of the terms and conditions of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the Common Stock Underwriting Agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.1.

Offering of Depositary Shares

On September 25, 2018, CenterPoint Energy entered into an Underwriting Agreement (the “Depositary Shares Underwriting Agreement”), among CenterPoint Energy and the several Underwriters named in Schedule I to the Underwriting Agreement (the “Depositary Shares Underwriters”), relating to the underwritten public offering (the “Depositary Shares Offering”) of 17,000,000 depositary shares (the “Depositary Shares”), each representing a 1/20th interest in a share of CenterPoint Energy’s 7.00% Series B Mandatory Convertible Preferred Stock (“Series B Preferred Stock”). The Depositary Shares Offering is being made pursuant to the Registration Statement. CenterPoint Energy granted the Depositary Shares Underwriters a 30-day option to purchase up to 2,550,000 additional Depositary Shares (the “Depositary Shares Option”), at the public offering price, less the underwriting discount. On September 28, 2018, the Depositary Shares Underwriters exercised in full the Depositary Shares Option. The foregoing description of the terms and conditions of the Depositary Shares Underwriting Agreement is qualified in its entirety by reference to the Depositary Shares Underwriting Agreement, which is incorporated herein by reference and attached hereto as Exhibit 1.2.

The Common Stock Underwriters and the Depositary Shares Underwriters, along with each of their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Common Stock Underwriters and the Depositary Shares Underwriters and/or their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with CenterPoint Energy and its affiliates for which they have received, and will in the future receive, customary compensation.

Item 3.03	Material Modification to Rights of Security Holders.

On September 26, 2018, CenterPoint Energy filed a statement of resolution (the “Statement of Resolution”) with the Secretary of State of the State of Texas to establish the designation, powers, preferences, rights, qualifications, limitations and restrictions of its Series B Preferred Stock, with a liquidation preference of $1,000 per share. The Statement of Resolution became effective on October 1, 2018.

Dividends on the Series B Preferred Stock will be payable on a cumulative basis when, as and if declared by CenterPoint Energy’s board of directors, or an authorized committee thereof, at an annual rate of 7.00% on the liquidation preference of $1,000 per share. CenterPoint Energy may pay declared dividends in cash or, subject to certain limitations, in shares of Common Stock, or in any combination of cash and shares of Common Stock on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2018 and ending on, and including, September 1, 2021.

Unless previously converted or redeemed, each share of Series B Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be September 1, 2021, into between 30.5820 and 36.6980 shares of Common Stock, subject to certain anti-dilution adjustments. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of Common Stock over the 20 trading day period beginning on, and including, the 21st scheduled trading day prior to September 1, 2021. The Series B Preferred Stock may be converted into Common Stock prior to the mandatory conversion date at the option of the holders thereof. If the proposed Vectren Merger (as defined in the Statement of Resolution) has not closed at or prior to 5:00 p.m., New York City time, on April 21, 2019 or if an acquisition termination event (as defined in the Statement of Resolution) occurs, CenterPoint Energy may, at its option, give notice of redemption in connection with such acquisition termination event to the holders of the Series B Preferred Stock.

The Series B Preferred Stock will, with respect to anticipated dividends and distributions upon the liquidation, dissolution or winding up of CenterPoint Energy’s affairs, rank: senior to Common Stock and to each other class or series of its capital stock established after the original issue date of the Series B Preferred Stock that is expressly made subordinated to the Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of CenterPoint Energy’s affairs; on a parity with CenterPoint Energy’s Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock and any other class or series of its capital stock established after the original issue date of the Series B Preferred Stock that is not expressly made senior or subordinated to the Series B Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding up of CenterPoint Energy’s affairs; and junior to any class or series of its capital stock established after the original issue date of the Series B Preferred Stock that is expressly made senior to the Series B Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding up of CenterPoint Energy’s affairs.

Except as required by the Texas Business Organizations Code or as described in the Statement of Resolution, the Series B Preferred Stock will not have voting rights.

Subject to certain exceptions, unless full cumulative dividends have been or contemporaneously are being paid on all outstanding shares of Series B Preferred Stock and any parity stock through the most recently completed respective dividend periods, CenterPoint Energy (1) will not declare, or pay, or set aside for payment, dividends on any junior stock (which includes the Common Stock) and (2) may not redeem, repurchase or otherwise acquire shares of Common Stock or any other junior stock.

Whenever dividends on shares of Series B Preferred Stock have not been declared and paid for six or more quarterly dividend periods, whether or not consecutive, the holders of such shares of Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect a total of two additional members of CenterPoint Energy’s board of directors, subject to certain limitations. This right shall terminate when all accumulated dividends have been paid in full and the authorized number of directors shall automatically decrease by two, subject to the revesting of that right in the event of each subsequent nonpayment.

In the event of any liquidation, dissolution or winding up of CenterPoint Energy’s affairs, whether voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive out of CenterPoint Energy’s assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of senior stock and parity stock in respect of distributions upon liquidation, dissolution or winding up of CenterPoint Energy, and before any distribution of assets is made to holders of junior stock, a liquidation preference of $1,000 per share, plus accumulated and unpaid dividends. If, upon any liquidation, dissolution or winding up of CenterPoint Energy’s affairs, whether voluntary or involuntary, the amounts payable with respect to the liquidation preference or an amount equal to accumulated and unpaid dividends of the Series B Preferred Stock and all parity stock, as the case may be, are not paid in full, the holders of the Series B Preferred Stock and any parity stock will share equally and ratably in any distribution of CenterPoint Energy’s assets in proportion to the respective liquidation preferences or amounts equal to accumulated and unpaid dividends, as applicable, to which they are entitled.

The foregoing description of the terms of the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the Statement of Resolution, a copy of which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information regarding the Statement of Resolution contained in Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

The Common Stock Underwriting Agreement and Depositary Shares Underwriting Agreement are included as exhibits only to provide information to investors regarding its terms. Each of the Common Stock Underwriting Agreement and Depositary Shares Underwriting Agreement contains representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and, as such, neither the Common Stock Underwriting Agreement nor the Depositary Shares Underwriting Agreement should be relied upon as constituting or providing any factual disclosures about CenterPoint Energy, any other persons, any state of affairs or other matters.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement relating to the Common Stock Offering dated September 25, 2018, among CenterPoint Energy, Inc. and the several Underwriters named in Schedule I thereto.

1.2	Underwriting Agreement relating to the Depositary Shares Offering dated September 25, 2018, among CenterPoint Energy, Inc. and the several Underwriters named in Schedule I thereto.

3.1	Statement of Resolution Establishing Series of Shares designated 7.00% Series B Mandatory Convertible Preferred Stock of CenterPoint Energy, Inc., filed with the Secretary of State of the State of Texas effective October 1, 2018.

4.1	Form of Certificate representing the Series B Preferred Stock (included as Exhibit A to Exhibit 3.1).

4.2	Deposit Agreement, dated as of October 1, 2018, among CenterPoint Energy, Inc. and Broadridge Corporate Issuer Solutions, Inc., as depositary, and the holders from time to time of the depositary receipts described therein.

4.3	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P. regarding the legality of the shares of Common Stock.

5.2	Opinion of Baker Botts L.L.P. regarding the legality of the Depositary Shares.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters for the Depositary Shares Offering.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.2 hereto).

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: October 1, 2018	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President, General Counsel and Assistant Corporate Secretary